SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

MOKITA, INC.

(Exact name of Company as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7695 SW 104th St., Suite 210 Miami, FL 33156 (Address of principal executive offices)
(305) 663-7140 (Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MOKITA, INC.

Form 8-K

Current Report

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2011, the Company entered into a Participation Agreement (the "Participation Agreement") with Buckeye Exploration Company ("Buckeye"). Pursuant to the terms and conditions of the Participation Agreement, the Company shall purchase a six percent (6%) working interest (the “Working Interest”) in that certain well, known as the Helen Morrison #1 Well (the “Helen Well”), which is located in the Southwest Otoe Prospect in Noble County, Oklahoma.  In exchange for the Working Interest, the Company shall pay a purchase price of thirty two thousand six hundred seventy dollars ($32,670) to Buckeye. In addition, the Participation Agreement provides that the Company shall have the right of first refusal to purchase the same Working Interest, or more, in any subsequent off-set wells, if any additional interests in the Southwest Otoe Prospect become available in the future.

The above description of the Participation Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Participation Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Participation Agreement between the Company and Buckeye dated May 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA, INC.
Date: May 13, 2011	By: /s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
Chief Executive Officer, President & Director